================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           ___________________________




                                    FORM 8-K



              Current Report for Event Occurring November 12, 2001



                                       of



                         REYNOLDS, SMITH AND HILLS, INC.

                              a Florida Corporation
                   IRS Employer Identification No. 59-2986466
                             SEC File Number 0-18984



                               4651 Salisbury Road
                           Jacksonville, Florida 32256
                                 (904) 296-2000








================================================================================

Item 2.  Acquisition or Disposition of Assets

     On November 12, 2001, pursuant to the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement"), Reynolds, Smith and Hills, Inc. (the "Company") acquired all of the issued and outstanding capital stock of Sylva Engineering Corporation ("Sylva"), a Texas corporation, in exchange for a $700,000 cash payment at the closing of the transaction, $200,000 withheld by the Company to serve as security for the obligations of the shareholders of Sylva under the Stock Purchase Agreement, a $745,000 four year subordinated promissory note payable in monthly installments, and 15,000 shares of the Company's common stock. The Stock Purchase Agreement also provides for an additional contingent purchase price of up to $700,000 based upon the financial performance of the existing offices of Sylva, the Houston office of the Company and any new offices of the Company which commence operations in the state of Texas after the closing of the transaction, over the first four successive twelve month periods following the closing of the transaction. If earned, the contingent purchase price is payable in cash within sixty days of the end of each applicable twelve month period. The cash component of the transaction was financed through a term loan facility obtained from First Union National Bank. The stock of Sylva was acquired from a shareholder group consisting of Cesar E. Sylva LL, James R. Squire, W. Edward Conger, and Ronald R. Kline (collectively, the "Shareholders").

     The terms of the acquisition of the issued and outstanding capital stock of Sylva are more fully described in the Stock Purchase Agreement filed as an exhibit to this Form 8-K.

     The terms of the transaction and the consideration received by the parties were a result of arm's length negotiations between representatives of the Company and the Shareholders. Prior to the completion of the transaction, the Company had no material relationship with Sylva or any of its affiliates, officers or directors. At the closing of the transaction, the Company and each of Cesar E. Sylva LL and James R. Squire entered into employment agreements pursuant to which each such individual shall serve as a Vice President of the Company.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

         (a)      Financial Statements of Acquired Business
                  -----------------------------------------

                  Sylva Engineering Corporation Financial Statements for the year ended December 31, 2000:

                  Independent Auditors' Report

                  Balance Sheet

                  Statement of Income and Retained Earnings

                  Statement of Cash Flows

                  Schedule of General and Administrative Expenses

                  Notes to Financial Statements

                  Sylva Engineering Corporation Financial Statements for the year ended December 31, 1999:

                  Independent Auditors' report

                  Balance Sheet

                  Statement of Income and Retained Earnings

                  Statement of Cash Flows

                  Schedule of General and Administrative Expenses

                  Notes to Financial Statements

                  Sylva Engineering Corporation Interim Financial Statements:

                  Unaudited Statements of Earnings for the six months ended June 30, 2001 and 2000

                  Unaudited Statements of Cash Flows for the six months ended June 30, 2001 and 2000

                  Notes to Unaudited Financial Statements

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  The Unaudited Pro Forma Consolidated  Financial  Statements of
                  the  Company  giving  effect  to  the   acquisition  of  Sylva
                  Engineering Corporation:

                  Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001

                  Unaudited Pro Forma Consolidated Statement of Operations for the three months ended June 30, 2001

                  Unaudited Pro Forma Consolidated Statement of Operations for the year ended March 31, 2001

                  Notes to Unaudited Pro Forma Consolidated Financial Statements


         (c)      Exhibits.
                  ---------

                  2.1 Stock Purchase Agreement, dated November 12, 2001, among Reynolds, Smith and Hills, Inc., Cesar E. Sylva LL, James
                       R. Squire, W. Edward Conger, and Ronald R. Kline.

                  2.2  Non-Negotiable   Subordinated   Promissory   Note,  dated
                       November 12, 2001, payable by Reynolds, Smith and Hills, Inc. to Cesar E. Sylva LL.

                  2.3  Buy-Sell  Agreement,   dated  November  12,  2001,  among
                       Reynolds, Smith and Hills, Inc., Cesar E. Sylva LL, James
                       R. Squire, W. Edward Conger, and Ronald R. Kline.

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Dated:  November 12, 2001

                                    REYNOLDS, SMITH AND HILLS, INC.



                                    By:      /s/Kenneth R. Jacobson
                                             ----------------------
                                    Name:    Kenneth R. Jacobson
                                             -------------------
                                    Title:   Chief Financial Officer, Executive
                                             -----------------------------------
                                             Vice President, and General Counsel
                                             -----------------------------------

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                             As of December 31, 2000
                             -----------------------

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                                TABLE OF CONTENTS
                                -----------------

                                December 31, 2000
                                -----------------







Independent auditor's report                                                   3

Balance sheet                                                                  4

Statement of income and retained earnings                                      6

Statement of cash flows                                                        7

Schedule of general and administrative expenses                                8

Notes to financial statements                                                  9

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------





Board of Directors
Sylva Engineering Corporation
Houston, Texas


We have audited the accompanying balance sheet of Sylva Engineering Corporation as of December 31, 2000, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sylva Engineering Corporation as of December 31, 2000, and the results of its operations, and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of general and administrative expenses on page 8 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Harper & Pearson Company
Houston, Texas
January 26, 2001

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                                  BALANCE SHEET
                                  -------------

                             As of December 31, 2000
                             -----------------------


                                     ASSETS

Current Assets

     Cash                                                           $    21,942
     Trade accounts receivable                                        1,157,148
     Costs and earnings in excess of billings on
         fixed fee contracts                                            206,740
     Prepaid expenses                                                    69,263
                                                                         ------


     TOTAL CURRENT ASSETS                                             1,455,093
                                                                      ---------


Property, Plant And Equipment
     Automobiles                                                         79,514
     Office furniture and equipment                                     394,073
     Office equipment under capital lease                                31,790
                                                                         ------

     Total                                                              505,377

     Less accumulated depreciation                                     (245,675)
                                                                       --------

       Net Property, Plant and Equipment                                259,702
                                                                        -------


Other Assets
     Cash surrender value of life insurance                             266,810
     Deposits                                                            13,624
                                                                         ------


     Total                                                              280,434
                                                                        -------
       Total Assets                                                 $ 1,995,229
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                                  BALANCE SHEET
                                  -------------

                             As of December 31, 2000
                             -----------------------







                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
     Accounts payable                                                 $  298,214
     Federal income taxes payable                                        147,964
     Accrued liabilities and other payables                              108,435
     Short-term loans                                                     17,292
     Contract billings in excess of costs and earnings
       on fixed fee contracts                                            146,945
     Current portion of capital lease obligation                          10,932
     Deferred federal income taxes                                       310,009
                                                                         -------

     Total Current Liabilities                                         1,039,791
                                                                       ---------

Non-Current Liabilities
     Capital lease obligation less current portion                         6,791
     Deferred federal income taxes                                        24,966
                                                                          ------

     Total Non-Current Liabilities                                        31,757
                                                                          ------

       Total Liabilities                                               1,071,548
                                                                       ---------

Shareholders' Equity
     Common stock                                                          1,000
     Retained earnings                                                   922,681
                                                                         -------
       Total Shareholders' Equity                                        923,681
                                                                         -------

         Total Liabilities and
           Shareholders' Equity                                       $1,995,229
                                                                      ==========


   The accompanying notes are an integral part of these financial statements.

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------


                    STATEMENT OF INCOME AND RETAINED EARNINGS
                    -----------------------------------------


                      For the year ended December 31, 2000
                      ------------------------------------









Income from fees                                                    $ 4,664,674
                                                                    -----------



Direct expenses
     Salaries and wages                                               1,818,695
     Reimbursable expenses                                            1,221,565
     Payroll taxes                                                      127,747
     Insurance                                                           67,263
     Depreciation                                                        68,325
     Employee benefits                                                   94,503
     Travel                                                              35,678
                                                                         ------


       Total Direct Expenses                                          3,433,776
                                                                      ---------


       Gross Profit                                                   1,230,898


General and Administrative Expenses                                     713,277
                                                                        -------

     Operating Income                                                   517,621



Other Income
     Miscellaneous                                                          500
                                                                      ---------

       Total Other Income                                                   500
                                                                      ---------

Net Income before Federal Income
     Tax Expense                                                        518,121

     Federal Income Tax Expense                                        (182,484)
                                                                       --------

     Net Income                                                         335,637

     Retained Earnings at Beginning of Year (as restated)               587,044
                                                                        -------

     Retained Earnings at End of Year                               $   922,681
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.


                          SYLVA ENGINEERING CORPORATION
                          -----------------------------


                             STATEMENT OF CASH FLOWS
                             -----------------------


                      For the year ended December 31, 2000
                      ------------------------------------





Cash flows from operating activities:
     Net income                                                                                           $ 335,637
                                                                                                          ---------
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation                                                                                        68,325
         Deferred income taxes                                                                               42,087
         (Increase) in trade accounts receivable                                                           (328,237)
         Decrease in federal income tax receivable                                                           32,016
         (Increase) in prepaid expenses                                                                     (27,632)
         Decrease in costs and earnings in excess of billings                                                54,792
         Increase in contract billings in excess of costs and earnings                                       68,919
         Increase in accounts payable and accrued liabilities                                               116,972
         (Decrease) in bank overdraft                                                                       (50,451)
         Increase in income taxes payable                                                                   147,964
                                                                                                            -------
         Total adjustments                                                                                  124,755
                                                                                                            -------
     Net cash provided by operating activities                                                              460,392
                                                                                                            -------


Cash flows from investing activities:
         Payment of deposits                                                                                 (2,441)
         Payments for cash value of life insurance                                                          (22,908)
         Payments for the purchase of property, plant and equipment                                        (140,373)
                                                                                                           --------
     Net cash used by investing activities                                                                 (165,722)
                                                                                                           --------


Cash flows from financing activities:
         Principal payments on short term loans                                                            (261,871)
         Principal payments on capital lease obligation                                                     (10,932)
                                                                                                            -------
     Net cash used by financing activities                                                                 (272,803)
                                                                                                           --------


Net increase in cash                                                                                         21,867
Cash, at beginning of year                                                                                       75
                                                                                                          ---------
Cash, at end of year                                                                                      $  21,942
                                                                                                          =========



Supplemental disclosures of cash flow information:
--------------------------------------------------
Cash paid (received) during the period for:
-------------------------------------------
       Interest expense                                                                                   $  22,369
                                                                                                          =========

       Income taxes                                                                                       $ (32,016)
                                                                                                          =========

   The accompanying notes are an integral part of these financial statements.


                          SYLVA ENGINEERING CORPORATION
                          -----------------------------


                 SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
                 -----------------------------------------------


                      For the year ended December 31, 2000
                      ------------------------------------


Legal and professional                                                $ 192,969
Office and furniture rent                                               171,249
Contract labor                                                           57,520
Repairs and maintenance                                                  51,803
Recruiting expense                                                       38,750
Office expense                                                           35,601
Telephone                                                                34,117
Pension plan                                                             33,393
Interest                                                                 22,369
Dues and subscriptions                                                   17,176
Other expenses                                                           12,620
Seminars and education                                                   11,622
Business development                                                      8,689
Penalties                                                                 7,567
Property taxes                                                            7,214
Postage and delivery                                                      6,258
Auto expense                                                              5,656
Equipment rental                                                          5,508
Contributions                                                             1,100
Bad debts                                                                (7,904)
                                                                         ------


  Total General and Administrative Expenses                           $ 713,277
                                                                      =========






                        See Independent Auditor's Report

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                December 31, 2000
                                -----------------


 1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         General
         -------

         Sylva Engineering Corporation (the company) is a consulting engineering services firm that specializes in a variety of civil, environmental, and structural engineering projects in the state of Texas. The company is a Minority Business Enterprise certified by the State Department of Highways and Public Transportation, the City of Houston, Texas, and its Metropolitan Transit Authority. The accrual method of accounting is used for financial reporting purposes and the cash method of accounting is used for tax purposes.

         Depreciation
         ------------

         The cost of property, plant and equipment is depreciated over the useful lives of these assets which is estimated to be three to seven years. For financial statement purposes, depreciation is calculated using the straight line method. For tax purposes, depreciation is calculated using the appropriate accelerated depreciation system prescribed by the Internal Revenue Code.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Credit Risk
         -----------

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of contract receivables and cash. The Company places its cash with high quality financial institutions. Generally, no collateral or other security is required to support customer receivables. To reduce credit risk, a customer's credit history is reviewed before extending credit. In addition, an allowance for doubtful accounts is established as needed based upon factors surrounding the credit risk of specified customers, historical trends and other information. The contracts receivable are presented without any allowance for doubtful accounts at December 31, 2000 since management believes that all accounts are fully collectible.

         Revenue and Cost Recognition
         ----------------------------

         The company recognizes revenues from fixed fee contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                December 31, 2000
                                -----------------


 1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------------------

         Revenue and Cost Recognition (continued)
         ----------------------------

         Contract costs include all direct labor costs and those indirect costs related to contract performance, such as indirect labor, supplies and reimbursable expenses. General and administrative costs are charged to expense as incurred.

         The asset "costs and estimated earnings in excess of billings on fixed fee contracts," represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on fixed fee contracts," represents billings in excess of revenues recognized.

         On contracts where costs and estimated earnings are in excess of billings, the excess is treated as a current asset. Where billings are in excess of costs and earnings, this excess is shown as a current liability. These amounts were as follows at December 31, 2000:

         Costs and estimated earnings on uncompleted contracts      $ 3,861,540
         Billings on uncompleted contracts                            3,801,745
                                                                      ---------

                                                                    $    59,795
                                                                    ===========


         These amounts were  reflected in the  accompanying  balance at December
         31, 2000 as follows:

         Costs and earnings in excess of billings on fixed fee contracts                $ 206,740
         Contract Billings in excess of costs and earnings on fixed fee contracts        (146,945)
                                                                                         --------

                                                                                        $  59,795
                                                                                        =========

 2.      ACCRUED LIABILITIES & OTHER PAYABLES
         ------------------------------------

         As of December 31, 2000, accrued liabilities consisted of:

                  Accrued salaries                                     $ 73,749
                  Accrued personal time                                  25,647
                  Accrued property taxes                                  2,856
                  Other payroll related payables                          6,183
                                                                          -----

                                                                       $108,435
                                                                       ========

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                December 31, 2000
                                -----------------


 3.      FEDERAL INCOME TAXES
         --------------------

         As of December 31, 2000, the tax provision of the company was comprised of the following:

                  Federal income tax - current                        $ 140,397
                  Federal income tax - deferred                          42,087
                                                                         ------

                  Provision for Federal income tax                    $ 182,484
                                                                      =========

         The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate of 35% (for a Personal Service Company) on earnings as follows:

                  Taxes calculated at statutory rate                  $ 181,342
                  Non-deductible entertainment, officers' life
                           insurance premiums and penalties              16,372
                  Net operating loss and contributions carryovers
                           Utilized                                     (12,576)
                  Other                                                  (2,654)
                                                                         ------
                                                                      $ 182,484
                                                                      =========

         Recognition of deferred taxes is required due to timing differences in the recording of certain income and expense items for financial reporting and tax purposes. Timing differences are brought about due to the use of accelerated depreciation methods for tax purposes and straight-line methods for financial reporting purposes. Also, as mentioned in Note 1, the company uses the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. The Company also uses the percentage of completion method for long term contracts for financial reporting purposes.

         Significant deferred tax liabilities at December 31, 2000 are as follows:

                  Depreciable assets                                  $  24,966
                  Accrual to cash conversion                            310,009
                                                                        -------
                                                                      $ 334,975
                                                                      =========

 4.      COMMON STOCK
         ------------

         The company has authorized 100,000 shares of common stock with a par value of $1.00. As of December 31, 2000, 1000 shares were issued and outstanding.

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                December 31, 2000
                                -----------------


 5.      PENSION PLAN
         ------------

         In 1993, the company began a SARSEP pension plan. All full time employees who are 21 or over are eligible for participation in the plan. The approved plan is for voluntary employee contributions, and includes a provision for employer discretionary contributions. During 2000 the Company made a $33,393 contribution to the plan.

 6.      CASH SURRENDER VALUE OF LIFE INSURANCE
         --------------------------------------

         The company is the owner of several key-man life insurance policies on company officers. The portion of the annual premium that results in an increase in cash surrender value is recorded as an asset.


 7.      SHORT TERM LOANS
         ----------------

         Short term loans at December 31, 2000 consisted of the following:

         Wells Fargo Auto Finance, 8.45% payable $4,092.57 monthly
                 for 6 months beginning October 11, 2000 secured by
                 a 2001 Suburban                                        $ 8,100

         Wells Fargo Auto Finance, 8.45% payable $3,107.13 monthly
                 for 6 months beginning November 18, 2000 secured by
                 a 2001 Suburban                                          9,192
                   ----                                                   -----
                                                                        $17,292
                                                                        =======

 8.      LEASES
         ------

         The company has two leases for office space that began May 1, 1998 and April 1, 2000 with monthly rental payments due of $8,993.00 and $4,475.52, respectively. The leases are for 72 and 60 months, respectively. The company also leases office equipment from third-party vendors. These are classified as operating leases.

             As of December 31, 2000, minimum future lease payments under operating leases, by year and in the aggregate, are:

                         2001                   $ 165,734
                         2002                     172,322
                         2003                     179,121
                         2004                     101,844
                         2005                      15,492
                                                   ------

                                                $ 634,513
                                                =========

                          SYLVA ENGINEERING CORPORATION
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                December 31, 2000
                                -----------------




 8.      LEASES (continued)
         ------------------

         The Company entered into a lease agreement in 1999 relating to computer equipment. This lease has been accounted for as a capital lease.

         Following are the scheduled annual payments on this capital lease at December 31, 2000:

                           2001                                      $ 12,940
                           2002                                         7,546
                           ----                                         -----
         Total minimum lease commitments                               20,486
         Less amounts representing executory costs such
                  as insurance and taxes                               (2,763)
                                                                       ------
         Remaining capital lease balance at December 31, 2000        $ 17,723
         Less amount shown as current portion of capital lease
                  Obligation                                          (10,932)
                                                                      -------
         Long term portion of capital lease obligation               $  6,791
                                                                     ========

 9.      RETAINED EARNINGS RESTATEMENT
         -----------------------------

         In prior years, the Company recognized revenue based on billings for fixed fee contracts. In 2000, the Company began recognizing revenue under the percentage-of-completion method of accounting for fixed fee contracts, as required by generally accepted accounting principles, which resulted in a restatement of retained earnings. The restatement increased retained earnings as previously reported at December 31, 1999, by $121,114 ($183,506 less $62,392 of applicable income taxes).


10.      CONTINGENCIES
         -------------

         The Company is the defendant in a lawsuit with Medallion International Corporation. Medallion alleges that the company failed to perform contractual obligations to develop projects for a start up venture. The plaintiff sued for alleged lost profits and expenses of the venture in an undetermined amount. The case has been set on the trial docket four times. At the last trial setting, the court struck the Plaintiff's expert witness and reset the case for trial April, 2001. At present, the Plaintiff and the Company have agreed to a non-monetary settlement with a dismissal of all claims and are awaiting the execution of the settlement documents. The company believes no significant liability will result from this matter, and if the settlement is not executed and this matter proceeds to trial, the Company intends to contest this matter vigorously.

                         SYLVA ENGINEERING CORPORATION

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                                 C 0 N T E N T S

                                                                            Page

Independent Auditor's Report...................................................2

Balance Sheet..................................................................3

Statement of Income and Retained Earnings......................................4

Statement of Cash Flows........................................................5

Schedule of General and Administrative Expenses................................6

Notes to Financial Statements...............................................7-11

                          INDEPENDENT AUDITOR'S REPORT



Board of  Directors
Sylva  Engineering  Corporation
Houston,  Texas



We have audited the accompanying balance sheet of Sylva Engineering Corporation as of December 31, 1999, and the related statement of income and retained earnings, cash flows, and schedule of general and administrative expenses for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sylva Engineering Corporation as of December 31, 1999, and the results of its operations, and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of general and administrative expenses on page 6 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




/s/ Harper & Pearson Company
Houston, Texas
February 15, 2000, except for Note H, for which
the date is August 10, 2001


                                                                                                SYLVA ENGINEERING CORPORATION
                                                                                                                BALANCE SHEET
                                                                                                            DECEMBER 31, 1999
-----------------------------------------------------------------------------------------------------------------------------

                               ASSETS

CURRENT ASSETS
     Cash                                                                                                        $        75
     Accounts receivable, trade, net                                                                                 828,911
     Costs and earnings in excess of billings on fixed fee contracts                                                 261,532
     Prepaid expenses                                                                                                 41,631
     Income tax receivable                                                                                            32,016
                                                                                                                      ------

     TOTAL CURRENT ASSETS                                                                                          1,164,165
                                                                                                                   ---------

PROPERTY, PLANT AND EQUIPMENT, at cost
     Automobiles                                                                                                      61,245
     Office furniture and equipment                                                                                  295,851
     Office equipment under capital lease                                                                             31,790
                                                                                                                      ------
                                                                                                                     388,886
     Less accumulated depreciation                                                                                  (201,232)
                                                                                                                    --------

                                                                                                                     187,654
                                                                                                                     -------
OTHER ASSETS
     Deposits                                                                                                         11,183
     Cash surrender value of life insurance                                                                          243,902
                                                                                                                     -------

                                                                                                                     255,085
                                                                                                                     -------

                                                                                                                 $ 1,606,904
                                                                                                                 ===========
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Bank overdraft                                                                                              $    50,451
     Bank line of credit                                                                                             280,000
     Retirement plan payable                                                                                          33,995
     Current portion of capital lease obligation                                                                      10,094
     Accounts payable, trade                                                                                         212,179
     Contract billings in excess of costs and earnings on fixed fee contracts                                         78,026
     Accrued liabilities and other payables                                                                           43,504
     Deferred income taxes                                                                                           277,070
                                                                                                                     -------

     TOTAL CURRENT LIABILITIES                                                                                       985,319
                                                                                                                     -------

LONG-TERM LIABILITIES
     Capital lease obligation                                                                                         17,723
     Deferred income taxes                                                                                            17,653
                                                                                                                      ------

                                                                                                                      35,376
                                                                                                                      ------

STOCKHOLDERS' EQUITY
     Common stock                                                                                                      1,000
     Retained earnings                                                                                               585,209
                                                                                                                     -------

                                                                                                                     586,209
                                                                                                                     -------

                                                                                                                 $ 1,606,904
                                                                                                                 ===========

See accompanying notes.

                                                   SYLVA ENGINEERING CORPORATION
                                       STATEMENT OF INCOME AND RETAINED EARNINGS
                                                    YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


INCOME FROM FEES                                                      $3,277,491
                                                                      ----------

DIRECT EXPENSES
     Salaries and wages                                                1,381,190
     Reimbursable expenses                                               986,287
     Payroll taxes                                                       100,843
     Insurance                                                            63,512
     Depreciation                                                         58,643
     Employee benefits                                                    81,868
     Travel                                                               44,660
                                                                      ----------

                                                                       2,717,003
                                                                      ----------

     Gross Profit                                                        560,488

GENERAL AND ADMINISTRATIVE EXPENSES                                      490,334
                                                                      ----------

     Operating Income                                                     70,154

OTHER INCOME
     Recovery of uncollectible accounts                                   23,800
                                                                      ----------


INCOME BEFORE INCOME TAX EXPENSE                                          93,954

INCOME TAX EXPENSE                                                        38,769
                                                                      ----------

NET INCOME                                                                55,185
                                                                      ----------

RETAINED EARNINGS, Beginning, as previously reported                     497,338

ACCOUNTING CHANGE (Note H)                                                32,686
                                                                      ----------

RETAINED EARNINGS, Beginning, as restated                                530,024
                                                                      ----------

RETAINED EARNINGS, Ending                                             $  585,209
                                                                      ==========

See accompanying notes.


                                                                                                SYLVA ENGINEERING CORPORATION
                                                                                                      STATEMENT OF CASH FLOWS
                                                                                                 YEAR ENDED DECEMBER 31, 1999
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                                                     $  55,185
                                                                                                                    ---------
     Adjustments to reconcile net income to net
       cash used by operating activities:
     Depreciation                                                                                                      58,643
     Deferred income taxes                                                                                             63,221
     Change in operating assets and liabilities:
       Accounts receivable, trade, net                                                                               (230,910)
       Costs and earnings in excess of billings on fixed fee contracts                                               (170,312)
       Prepaid expenses                                                                                                (1,831)
       Income tax receivable                                                                                          (30,017)
       Other assets                                                                                                    (5,996)
       Bank overdraft                                                                                                  50,451
       Accounts payable, trade
       Contract billings in excess of costs and earnings on fixed fee contracts                                        37,077
       Accounts payable and accrued liabilities                                                                       197,744
       Income taxes payable                                                                                           (25,436)
                                                                                                                      -------

     Adjustments                                                                                                      (57,366)
                                                                                                                      -------

     Net cash used by operating activities                                                                             (2,181)
                                                                                                                       ------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property, plant and equipment                                                                        (80,081)
     Payment for cash value of life insurance                                                                         (61,289)
                                                                                                                      -------

     Net cash used by investing activities                                                                           (141,370)
                                                                                                                     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings on line of credit                                                                                     310,000
     Repayments of line of credit                                                                                    (199,926)
     Borrowings on capital lease obligation                                                                            31,790
     Repayments of capital lease obligation                                                                            (3,973)
                                                                                                                       ------

     Net cash provided by financing activities                                                                        137,891
                                                                                                                      -------

NET INCREASE IN CASH                                                                                                   (5,660)

CASH AT BEGINNING OF YEAR                                                                                               5,735
                                                                                                                        -----

CASH AT END OF YEAR                                                                                                 $      75
                                                                                                                    =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the year for:
       Interest                                                                                                     $  26,717
                                                                                                                    =========
       Income taxes                                                                                                 $  31,000
                                                                                                                    =========


See accompanying notes.

                                                   SYLVA ENGINEERING CORPORATION
                                 SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
                                                    YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------






Office rent                                                             $128,300
Legal and professional                                                   101,141
Contract labor                                                            61,623

Repairs and maintenance                                                   37,195
Office expense                                                            28,524
Interest                                                                  26,717

Dues and subscriptions                                                    15,545
Equipment rental                                                          15,394
Seminars and education                                                    14,478

Telephone                                                                 13,103
Business development                                                      10,548
Auto expense                                                               5,910

Other expenses                                                             5,322
Postage and delivery                                                       5,138
Employee welfare                                                           4,836

Contributions                                                              4,820
Property taxes                                                             4,313
Proposal and present                                                       3,363

Advertising                                                                2,647
Recruiting expense                                                         1,417
                                                                           -----

                                                                        $490,334
                                                                        ========

See Auditor's Report.

                                                   SYLVA ENGINEERING CORPORATION
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------


NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------


         General
         -------

         Sylva Engineering Corporation (the Company) is a consulting engineering services firm that specializes in a variety of civil, environmental, and structural engineering projects. The Company is a Minority Business Enterprise certified by the State Department of Highways and Public Transportation, the City of Houston, Texas, and its Metropolitan Transit Authority. The accrual method of accounting is used for financial reporting purposes and the cash method of accounting is used for tax purposes.


         Depreciation
         ------------

         The cost of property, plant and equipment is depreciated over the useful lives of these assets which is estimated to be three to seven years. For financial statement purposes, depreciation is calculated using the straight-line method. For tax purposes, depreciation is calculated using the appropriate accelerated depreciation system prescribed by the Internal Revenue Code.

         Cash and Cash Equivalents
         -------------------------

         Cash and cash equivalents are demand deposits at financial institutions that are for immediate withdrawal.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Compensated Absences
         --------------------

         Compensated absences for vacation, sick pay and personal time have not been accrued since they cannot be reasonably estimated.

         Credit Risk
         -----------

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of contract receivables and cash. The Company places its cash with high quality financial institutions. Generally, no collateral or other security is required to support customer receivables. To reduce credit risk, a customer's credit history is reviewed before extending credit. In addition, an allowance for doubtful accounts is established as needed based upon factors surrounding the credit risk of specified customers, historical trends and other information. The contracts receivable are presented with a $7,904 allowance for doubtful accounts at December 31, 1999.

                                                   SYLVA ENGINEERING CORPORATION
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------


NOTE A   SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES - CONTINUED
         -------------------------------------------------------

         Revenue and Cost Recognition
         ----------------------------

         The Company recognizes revenues from fixed fee contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. Because Of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

         Contract costs include all direct labor costs and those indirect costs related to contract performance, such as indirect labor, supplies and reimbursable expenses. General and administrative costs are charged to expense as incurred.

         The asset "costs and estimated earnings in excess of billings on fixed fee contracts," represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on fixed fee contracts," represents billings in excess of revenues recognized.

         On contracts where costs and estimated earnings are in excess of billings, the excess is treated as a current asset. Where billings are in excess of costs and earnings, this excess is shown as a current liability. These amounts were reflected in the accompanying balance at December 31, 1999 as follows:

         Costs and estimated earnings on uncompleted contracts                     $1,319,228
         Billings on uncompleted contracts                                          1,135,722
                                                                                    ---------

                                                                                   $  183,506
                                                                                    =========

         These amounts were  reflected in the  accompanying  balance at December
         31, 1999 as follows:

         Costs  and earnings in excess of billings on fixed fee contracts          $  261,532
         Contract Billings in excess of costs and earnings on fixed fee contracts     (78,026)
                                                                                    ---------

                                                                                   $  183,506
                                                                                    =========


NOTE B   ACCRUED LIABILITIES AND OTHER PAYABLES
         --------------------------------------

         As of December 31, 1999, accrued liabilities consisted of:

         Accrued salaries                                                          $   28,299
         Accrued property taxes                                                         2,187
         Other payroll related payables                                                13,018
                                                                                    ---------
                                                                                   $   43,504
                                                                                    =========


                                                   SYLVA ENGINEERING CORPORATION
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------


NOTE C   FEDERAL INCOME TAXES
         --------------------

         As of December 31, 1999, the tax provision of the Company was comprised of the following:

         Federal income tax - current                                $  (24,452)
         Federal income tax - deferred                                   63,221
                                                                         ------

         Provision (benefit) for Federal income tax                  $   38,769
                                                                      =========

         The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate of 35% (for a Personal Service Company) on earnings as follows:

         Taxes calculated at statutory rate                          $   32,884
         Non-deductible  entertainment,  officers'  life
         insurance  premiums  and penalties                              15,786
         Nontaxable write-off of allowance for bad debts                (10,157)
         Other                                                              256
                                                                         ------
                                                                     $   38,769
                                                                      =========

         Recognition of deferred taxes is required due to timing differences in the recording of certain income and expense items for financial reporting and tax purposes. Timing differences are brought about due to the use of accelerated depreciation methods for tax purposes and straight-line methods for financial reporting purposes. Also, as mentioned in Note A, the Company uses the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. It also uses percentage of completion for long-term contracts for financial reporting purposes.

         Significant deferred tax liabilities at December 31, 1999 are as follows:

         Depreciable assets                                          $   17,653
         Accrual to cash conversion                                     277,070
                                                                      ---------

                                                                     $  294,723
                                                                      =========

NOTE D   COMMON STOCK
         ------------

         The Company has authorized 100,000 shares of common stock with a par value of $1.00. As of December 31, 1999, 1000 shares were issued and outstanding.

NOTE E   PENSION  PLAN
         -------------

         In 1993, the Company began a pension plan governed by the provisions of
         Section 401(k) of the Internal Revenue Code. The approved plan is for voluntary employee contributions, and includes a provision for employer discretionary contributions. During 1999, the Company made a $33,995 contribution to the plan.

                                                   SYLVA ENGINEERING CORPORATION
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------



NOTE F   CASH SURRENDER VALUE OF LIFE INSURANCE
         --------------------------------------

         The Company is the owner of several key-man life insurance policies on Company officers. The portion of the annual premium that results in an increase in cash surrender value is recorded as an asset.


NOTE G   LEASES
         ------

         The Company has two leases for office space that began December 1, 1997 and May 1, 1998 with monthly rental payments due of $2,035 and $8,273, respectively. The leases are for 60 and 72 months, respectively. The Company also leases office equipment from third-party vendors. These are classified as operating leases.


         As of December 31, 1999, minimum future lease payments under operating leases, for the year and in the aggregate, are:


         2000                                                 $   131,191
         2001                                                     138,805
         2002                                                     140,787
         2003                                                     119,424
         2004                                                      40,288
                                                              -----------

                                                              $   570,495
                                                              ===========


         The Company entered into a lease agreement in 1999 relating to computer equipment. This lease has been accounted for as a capital lease. The lease has a term of 36 months with a monthly lease payment of $1,078.

         Following are the scheduled  annual  payments on this lease at December
         31:

         2000                                                                      $   12,940
         2001                                                                          12,940
         2002                                                                           7,546
                                                                                  -----------

         Total minimum lease commitments                                               33,426
         Less amount representing interest                                             (3,061)
         Less amounts representing executory costs such as insurance and taxes         (2,548)
                                                                                       ------

         Remaining capital lease balance at December 31, 2000                          27,817
         Less amount shown as current portion of capital lease obligation             (10,094)
                                                                                      -------

         Long-term portion of capital lease obligation                             $   17,723
                                                                                   ==========

                                                   SYLVA ENGINEERING CORPORATION
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------


NOTE H   ACCOUNTING CHANGE TO PERCENT OF COMPLETION
         ------------------------------------------


         In prior years, the Company recognized revenue based on billings for fixed fee contracts. In 1999, the Company began recognizing revenue under the percentage-of-completion method of accounting for fixed fee contracts, as required by generally accepted accounting principles, which resulted in a restatement of retained earnings. The restatement increased retained earnings as previously reported at December 31, 1998, by $32,676 ($50,270 less $17,594 of applicable income taxes).

         In addition, 1999 was affected as follows:
         Statement of Income and Retained Earnings
              Increase in net income (net of income tax of $46,632)                $   86,603

         Balance Sheet
              Ending costs and earnings in excess of billings                      $  261,532
              Ending billings in excess of costs and earnings                      $   78,026


NOTE I   CONTINGENCIES
         -------------

         The Company is the defendant in a lawsuit with Medallion International Corporation. Medallion alleges that the Company failed to perform contractual obligations to develop projects for a start up venture. The plaintiff sued for alleged lost profits and expenses of the venture in an undetermined amount. It is anticipated that the trial will be conducted in May 2000. In the opinion of management, this matter will be resolved in the Company's favor.

         In November 1999, the Company received a demand letter from a former employee for alleged unpaid final wages. The current demand to resolve the dispute is for $4,928 in gross wages. The Company expects to resolve this matter shortly.

                          SYLVA ENGINEERING CORPORATION

                      STATEMENTS OF EARNINGS AND CASH FLOWS
                                   (Unaudited)

                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000


Sylva Engineering Corporation

Statements of Earnings
(Unaudited)
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                   Six Months Ended June 30,
                                                                                                  2001                  2000
                                                                                           ------------------    -------------------


Revenue                                                                                         $2,849,159           $2,452,075

Subcontractor and other direct costs                                                               457,929              659,224
                                                                                                   -------              -------

       Net service revenue                                                                       2,391,230            1,792,851

Cost of services                                                                                 1,584,784              933,306
                                                                                                 ---------              -------

       Gross profit                                                                                806,446              859,545

Selling, general and administrative expenses                                                       294,823              359,744
                                                                                                   -------              -------

       Operating income                                                                            511,623              499,801

Other income (expense):
Interest and other income                                                                              340                  630
Interest expense                                                                                         -                    -
                                                                                                   -------              -------

       Income before income taxes                                                                  511,963              500,431

Income tax expense (benefit)                                                                       182,244              156,961
                                                                                                   -------              -------

Net income                                                                                      $  329,719           $  343,470
                                                                                                ==========           ==========


Sylva Engineering Corporation

Statements of Cash Flows
(Unaudited)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                        Six Months Ended June 30,
                                                                                                         2001              2000
                                                                                                      ------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
        Net Income                                                                                     $ 329,719         $ 343,470
                                                                                                       ---------         ---------
        Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                                                      40,482            34,163
        Deferred income taxes                                                                            139,053           111,480
        Noncash wages                                                                                    174,729                 0
        Change in operating assets and liabilities:
               Accounts receivable, net                                                                 (394,037)         (750,608)
               Costs and earnings in excess of billings on fixed fee contracts                            37,540           149,979
               Prepaid expenses                                                                            9,922            24,048
               Contract billings in excess of costs and earnings on fixed fee contracts                  (27,221)          (38,710)
               Accounts payable and accrued liabilities                                                    5,398           229,194
               Income taxes payable                                                                     (104,772)           45,481
                                                                                                        --------            ------

        Adjustments                                                                                     (118,906)         (194,973)
                                                                                                        --------          --------

        Net cash provided in operating activities                                                        210,813           148,497

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchase of property, plant and equipment                                                        (34,160)          (89,574)
        Payment of cash value of life insurance                                                           (8,799)          (15,063)
                                                                                                          ------           -------

        Net cash used in investing activities                                                            (42,959)         (104,637)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Payments on notes payable                                                                        (17,292)                0
        Proceeds from notes payable, shareholder                                                                            35,000
        Repayments of capital lease obligation                                                            (5,358)           (4,947)
                                                                                                          ------            ------

        Net cash used in (provided by) financing activities                                              (22,650)           30,053
                                                                                                         -------            ------

NET INCREASE IN CASH                                                                                     145,204            73,913

CASH AT BEGINNING OF PERIOD                                                                               21,942                75
                                                                                                          ------                --

CASH AT END OF PERIOD                                                                                  $ 167,146         $  73,988
                                                                                                       =========         =========

                          SYLVA ENGINEERING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1)  Accounting Policies

        The accompanying unaudited financial statements of Sylva Engineering Corporation (the "Company"), in the opinion of management, include all adjustments necessary to present fairly the results of operations and financial position of the Company for the periods indicated. However, certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes thereto of the Company for the year ended December 31, 2000.

                          Reynolds, Smith & Hills, Inc.
              Unaudited Pro Forma Consolidated Financial Statements For The Acquisition Of Sylva Engineering Corporation


The following unaudited pro forma consolidated financial statements and explanatory notes reflect the acquisition of Sylva Engineering Corporation ("Sylva") by Reynolds, Smith & Hills, Inc. ("RS&H" or the "Company"). On
November 12, 2001, RS&H completed its acquisition of 100% of the issued and outstanding capital stock of Sylva in exchange for a $700,000 cash payment at closing, $200,000 cash withheld by RS&H to serve as security for the obligations of the shareholders of Sylva under the Stock Purchase Agreement, a $745,000 subordinated promissory note payable in monthly installments and 15,000 shares of RS&H common stock. The Stock Purchase Agreement also provides for an additional contingent purchase price of up to $700,000 based upon the financial performance, of the existing offices of Sylva, the Houston office of RS&H and any new offices of the Company which commence operations in the state of Texas after the closing of the transaction, over the first four successive twelve month periods following the closing.

The pro forma balance sheet assumes that the acquisition was consummated on June 30, 2001. The pro forma consolidated statement of operations for the year ended March 31, 2001 assumes that the acquisition was consummated on April 1, 2000 and the pro forma consolidated statement of operations for the three months ended June 30, 2001 assumes that the acquisition was consummated on April 1, 2001.

Certain pro forma adjustments are based on preliminary estimates. Final allocations will be made on the basis of further evaluations and, therefore, such allocations may differ from those reflected in the pro forma financial statements.

The pro forma statement of operations is not necessarily indicative of the results of operations of RS&H had the Sylva acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of the results of future operations. These statements should be read in conjunction with the separate historical financial statements and notes thereto of RS&H (incorporated by reference in RS&H's Annual Report on Form 10-K for the year ended March 31, 2001) and Sylva included herein.



Reynolds, Smith and Hills, Inc.

Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2001
------------------------------------------------------------------------------------------------------------------------------------


                                                                                 Sylva
                                                        Reynolds, Smith       Engineering          Pro Forma           Pro Forma
                                                        and Hills, Inc.  (a)  Corporation   (b)   Adjustments            Totals
                                                        -----------------    ---------------    ----------------    ----------------

Assets
Current Assets:
Cash                                                       $    160,000      $    167,000       $   (700,000)    (c)
                                                                                                     400,000     (d)   $     27,000
Accounts Receivable                                           9,374,000         1,551,000               -                10,925,000
Unbilled service revenue                                      6,152,000           169,000               -                 6,321,000
Prepaid expenses and other current assets                       116,000            43,000               -                   159,000
Deferred income taxes                                           718,000                                                     718,000
                                                              ---------           -------            -------              ---------
          Total Current assets                               16,520,000         1,930,000           (300,000)            18,150,000

Property and Equipment, net                                   2,276,000           254,000               -                 2,530,000

Other assets                                                    165,000           131,000               -                   296,000

Cost in excess of net assets of acquired businesses           1,174,000                              647,000     (c)      1,821,000
                                                              ---------           -------            -------              ---------

                                                           $ 20,135,000      $  2,315,000       $    347,000           $ 22,797,000
                                                           ============      ============       ============           ============

Liabilities and Shareholders Equity

Current liabilities:
Current portion of long term debt and
  capital lease obligations                                $        -        $     11,000       $    220,000     (c)   $    231,000
Accounts payable                                              2,917,000           262,000            200,000     (c)      3,379,000
Accrued payroll                                               1,190,000                                                   1,190,000
Accrued incentive compensation                                1,643,000                                                   1,643,000
Accrued expenses                                              1,152,000           194,000                -                1,346,000
Deferred income taxes                                                             442,000                -                  442,000
Unearned service revenue                                      4,331,000           120,000                -                4,451,000
                                                              ---------           -------            -------              ---------
          Total current liabilities                          11,233,000         1,029,000            420,000             12,682,000

Subordinated promissory note                                                                         525,000     (c)        525,000

Line of Credit                                                                                       400,000     (d)        400,000

Deferred income taxes                                           204,000            32,000                -                  236,000

Other liabilities                                               318,000             1,000                -                  319,000
                                                              ---------           -------            -------              ---------
                                                             11,755,000         1,062,000          1,345,000             14,162,000

Shareholders Equity:
Common stock                                                      5,000             1,000             (1,000)    (c)
                                                                                                                              5,000
Paid in capital                                               3,672,000              -                   -
                                                                                                     255,000     (c)      3,927,000
Retained earnings                                             4,703,000         1,252,000         (1,252,000)    (c)      4,703,000
                                                              ---------         ---------         ----------              ---------
          Total shareholders equity                           8,380,000         1,253,000           (998,000)             8,635,000
                                                              ---------         ---------           --------              ---------

                                                           $ 20,135,000      $  2,315,000       $    347,000           $ 22,797,000
                                                           ============      ============       ============           ============


See notes to unaudited pro forma consolidated financial statements.


Reynolds, Smith and Hills, Inc.

Unaudited Pro Forma Consolidated Statement of Operations
Three Months Ended June 30, 2001
--------------------------------------------------------------------------------------------------------------------




                                                                                  Sylva
                                                     Reynolds, Smith           Engineering             Pro Forma         Pro Forma
                                                     and Hills, Inc.      (a)   Corporation      (b)  Adjustments          Totals
                                                     ---------------           ------------           -----------        ---------


Revenue                                               $ 16,441,000             $ 4,274,000              $    -         $ 20,715,000

Subcontractor and other direct costs                     4,409,000                 229,000                   -            4,638,000
                                                         ---------                 -------                   -            ---------

          Net service revenue                           12,032,000               4,045,000                   -           16,077,000

Cost of services                                         4,711,000                 792,000                   -            5,503,000
                                                         ---------                 -------                   -            ---------

          Gross profit                                   7,321,000               3,253,000                   -           10,574,000

Selling, general and administrative expenses             6,887,000                 148,000               10,800    (c)    7,045,800
                                                         ---------                 -------               ------           ---------

          Operating income                                 434,000               3,105,000              (10,800)          3,528,200

Other income (expense):
Interest and other income                                   15,000                      -                    -               15,000
Interest expense                                            (4,000)                     -               (15,800)   (d)
                                                                                        -                (8,500)   (e)      (28,300)
                                                         ---------                 -------               ------             -------

          Income before income taxes                       445,000               3,105,000              (35,100)          3,514,900

Income tax expense (benefit)                               206,000                  91,000              (11,900)            285,100
----------------------------                               -------                  ------              --------            -------

Net income                                              $  239,000             $ 3,014,000             $(23,200)        $ 3,229,800
                                                        ==========             ===========             ========         ===========

See notes to unaudited pro forma consolidated financial statements.


Reynolds, Smith and Hills, Inc.

Unaudited Pro Forma Consolidated Statement of Operations
Year Ended March 31, 2001
------------------------------------------------------------------------------------------------------------------------------------



                                                                             Sylva
                                                  Reynolds, Smith   (a)   Engineering  (b)        Pro Forma            Pro Forma
                                                  and Hills, Inc.         Corporation             Adjustments             Totals
                                                 -----------------      ----------------         --------------         -----------

Revenue                                            $ 58,519,000          $  4,665,000             $     -           $    63,184,000

Subcontractor and other direct costs                 14,112,000             1,222,000                   -                15,334,000
                                                     ----------             ---------                                    ----------

          Net service revenue                        44,407,000             3,443,000                   -                47,850,000

Cost of services                                     16,594,000             2,212,000                   -                18,806,000
                                                     ----------             ---------                                    ----------

          Gross profit                               27,813,000             1,231,000                   -                29,044,000

Selling, general and administrative expenses         26,551,000               713,000               43,100       (c)     27,307,100
                                                     ----------               -------               ------               ----------

          Operating income                            1,262,000               518,000              (43,100)               1,736,900

Other income (expense):
Interest and other income                                41,000                    -                    -                    41,000
Interest expense                                        (19,000)                   -              (63,300)       (d)
                                                                                                  (34,000)       (e)       (116,300)
                                                      ---------               -------            --------                 ---------
          Income before income taxes                  1,284,000               518,000            (140,400)                1,661,600

Income tax expense (benefit)                            546,000               182,000             (47,700)       (f)        680,300
                                                        -------               -------             -------                   -------

Net income                                         $    738,000          $    336,000        $    (92,700)             $    981,300
                                                   ============          ============        ============              ============

See notes to unaudited pro forma consolidated financial statements.

REYNOLDS, SMITH AND HILLS, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

      (a) This column represents the consolidated balance sheet of RS&H at June 30, 2001.

      (b)  This column represents the balance sheet of Sylva at June 30, 2001.

      (c) Represents the purchase price of $1,900,000 consisting of $700,000 cash, $200,000 cash withheld related to obligations of the shareholders of Sylva under the Stock Purchase Agreement, $745,000 subordinated promissory note and 15,000 shares of RS&H common stock at $17/share in exchange for all of the outstanding common stock of Sylva. The resulting excess of the total purchase price over the fair values of the net assets acquired, has been allocated to goodwill for pro forma purposes.

      (d) Represents additional borrowings under the RS&H's line of credit required to fund the acquisition of Sylva.

2. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE THREE MONTHS ENDED JUNE 30, 2001

      (a) This column represents the consolidated statement of operations of RS&H for the three months ended June 30, 2001.

      (b) This column represents the statement of operations of Sylva for the three months ended June 30, 2001.

      (c) Represents additional amortization expense expected to be incurred related to the excess purchase price over the net tangible assets acquired as if the purchase had taken place on April 1, 2001. For pro forma purposes, the entire excess has been allocated to goodwill with an estimated useful life of 15 years.

      (d) Represents interest on the subordinated notes at 8.5% as if the purchase had taken place on April 1, 2001.

      (e) Represents three months interest expense on the additional borrowings under the RS&H line of credit used to fund the cash portion of the Sylva acquisition.

      (f)  Represents  the income tax effect of the  entries  provided  above at
           (c), (d) & (e) at RS&H's effective tax rate of 34%.

REYNOLDS, SMITH AND HILLS, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE YEAR ENDED MARCH 31, 2001

      (a) This column represents the consolidated statement of operations of RS&H for the year ended March 31, 2001.

      (b) This column represents the consolidated statement of operations of Sylva for the year ended December 31, 2000.

      (c) Represents additional amortization expense expected to be incurred related to the excess purchase price over the net tangible assets acquired as if the purchase had taken place on April 1, 2000. For pro forma purposes, the entire excess has been allocated to goodwill with an estimated useful life of 15 years.

      (d) Represents interest on the subordinated notes at 8.5% as if the purchase had taken place on April 1, 2000.

      (e) Represents 12 months interest expense on the additional borrowings under the RS&H's line of credit used to fund the cash portion of the Sylva acquisition.

      (f)  Represents  the income tax effect of the  entries  provided  above at
           (c), (d) & (e) at RS&H's effective tax rate of 34%.

                                 Exhibit Index


      2.1 Stock Purchase Agreement, dated November 12, 2001, among Reynolds, Smith and Hills, Inc., Cesar E. Sylva LL, James R. Squire, W. Edward Conger, and Ronald R. Kline.

      2.2 Non-Negotiable Subordinated Promissory Note, dated November 12, 2001, payable by Reynolds, Smith and Hills, Inc. to Cesar E. Sylva LL.

      2.3 Buy-Sell Agreement, dated November 12, 2001, among Reynolds, Smith and Hills, Inc., Cesar E. Sylva LL, James R. Squire, W. Edward Conger, and Ronald R. Kline.